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                                                                   Exhibit 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the inclusion of this Current Report on Form 8-K of Amkor Technology, Inc. (the "Company") of our report dated February 10, 1999 except for Note 4 as to which the date is March 18, 1999 (the "Report"), which contains explanatory paragraphs on the Kwangju Packaging Business' dependence on support from Amkor Technology Inc., the Kwangju Packaging Business' operations affected by unstable economy in Asia Pacific region and "Workout Program" of Anam Semiconductor Inc. on our audits of the carved out financial statements of the Kwangju Packaging Business of Anam Semiconductor Inc. We also hereby consent to the incorporation of our Report included in this Form 8-K into the Company's previously filed Registration Statement No. 333-62891 on Form S-8 filed on September 4, 1998.


                                               SAMIL ACCOUNTING CORPORATION

                                               /s/ SAMIL ACCOUNTING CORPORATION

April 23, 1999
Seoul, Korea